DRYDEN MUNICIPAL BOND FUND
(formerly known as Prudential Municipal Bond Fund)
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102



                                            December 23, 2004





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:	Dryden Municipal Bond Fund (the ?Fund?)
	(formerly known as Prudential Municipal Bond Fund)
         File No.:  811-4930


Ladies and Gentlemen:

         Please find enclosed the following items:
(1) the Semi-Annual Report on Form N-SAR for the
Fund for the six-month period ended October 31, 2004 and
(2) such other information required to
be included as an exhibit. The Form N-SAR was filed using the EDGAR.


                                           Very truly yours,



                                         /s/Deborah A. Docs
                                            Deborah A. Docs
                                                  Secretary



DAD
Enclosures



This report is signed on behalf of the Registrant in the City of Newark and State of New
Jersey on the 23rd day of December, 2004.









DRYDEN MUNICIPAL BOND FUND
(formerly known as Prudential Municipal Bond Fund)





Witness:/s/Deborah A. Docs		By:/s/Grace C. Torres
            Deborah A. Docs		      Grace C. Torres
            Secretary		      Treasurer and Principal
           Financial and Accounting
						  Officer



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